Exhibit 99.1

Vitacost.com Sets Date for Annual Meeting of Stockholders

BOCA RATON, Fla., March 25, 2014 –Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer of healthy living products, announced today that its Annual Meeting of Stockholders will be held on Thursday, June 5, 2014 in Boca Raton, Florida. The Company's Board of Directors has fixed April 23, 2014 as the record date for the Annual Meeting. The Company intends to nominate for election all incumbent directors who are currently serving on the Board.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of healthy living products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the timing and location of the Company's Annual Meeting, and the Company's intention to nominate for election at the Annual Meeting all incumbent directors, involve known and unknown risks and uncertainties, which may cause the Company's actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks are described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the full year ended December 31, 2013 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180 #2292

Kathleen.reed@vitacost.com

ICR, Inc.

Katie Turner

Managing Director

646.277.1228

Katie.turner@icrinc.com